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                                                                    EXHIBIT 10.2

                                    AGREEMENT

         This Agreement (the "Agreement") is entered into as of the 29th day of June, 2001, by and between Floridino's International Holdings, Inc., a Florida corporation (herein "Company") and Michael Floridino (herein "Floridino"). The Company and Floridino are sometimes collectively referred to herein as the "parties".

         WHEREAS, Floridino had previously transferred certain assets to the Company in exchange for shares of the Company's common stock; and

         WHEREAS, the Company desires to return certain of the assets (as described below) to Floridino in exchange for the return of a portion of the shares of common stock held by Floridino and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties,

         NOW, THEREFORE, the parties agree as follows:

         1. TRANSFER AND DISTRIBUTION OF SHARES. On the closing date as set forth herein:

                  (a) Floridino shall transfer, execute, and deliver to the Company's stock transfer agent, Manhattan Stock Transfer, Inc. (the "Transfer Agent"), a certificate or certificates representing 524,500 shares of common stock of the Company presently owned by Floridino.

                  (b) The Company shall re-issue to Floridino 174,500 shares of common stock of the Company, all of which except 15,000 shares are subject to the Lock-up agreement as described herein.

                  (c) The Company shall execute a promissory note in the form set forth in Exhibit A, attached hereto.

                  (d) The Company shall issue to Floridino a bill of sale for all personalty described on Exhibit B, attached hereto.

                  (e) The Company and Floridino shall execute any further documents as are necessary to effect this Agreement between the parties and with third parties as proper and necessary.

         2. EXPENSES, COSTS, AND FEES. The Company shall pay for all expenses associated with the transfer of common stock, the transfer of personalty, the transfer of interest in

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real property, and the transfer of right, title and interest to intellectual property including, but not limited to, trade marks, trade names, recipes, logos, graphics, images and themes associated with or stemming from the business name of "Floridino's". Each party shall pay their own attorney's fees and costs associated with drafting, reviewing, modifying, and negotiating this Agreement and any addendum thereto, the General Release, and the Promissory note.

         3. CONSIDERATION FOR TRANSFER OF SHARES FROM FLORIDINO TO THE COMPANY. In consideration for the net transfer of 350,000 shares of the Company's common stock to the Company and for the re-issue of the 174,500 shares of common stock of the Company to Floridino, all of which except 15,000 shares are subject to the Lock-up agreement as described herein, the parties shall:

                  (a) The Company assigns to Floridino the exclusive right, title, and interest to the name "Floridino's". Floridino will permit the use of the name "Floridino's" at no charge by the Company and its subsidiaries for a period not to exceed six (6) months from the date of this Agreement. After the expiration of the six-month (6-month) period, the Company shall not use or permit any of its subsidiaries, assigns or successors, or any of its officers, directors, or employees to use the name "Floridino's" or any derivative thereof. Violation of this covenant and restriction of the use of the name "Floridino's", or any derivative thereof, as a trade name shall be considered a breach of this Agreement. It is understood and agreed by the parties that 50,000 shares of the net total 350,000 shares transferred by Floridino to the Company are designated specifically for the consideration of the right of Floridino to have the exclusive use of its trade name and all derivatives thereof.

                  (b) The Company transfers to Floridino all right, title, and interest to the restaurant known as the "Lake Wales Restaurant" located in Lake Wales, Florida. Said transfer is intended to be a complete transfer of interest including, but not limited to, all equipment, furniture, and fixtures associated with the Lake Wales Restaurant including, but not limited to, the restaurant build out, decor, and equipment set forth in Exhibit B, attached hereto. The Company warrants that there are no liens, claims, costs, fees or obligations encumbering the furniture, fixtures and equipment described herein. All preconditions to the transfer of the Lake Wales Restaurant to Floridino, as described herein, shall be fulfilled by the Company prior to the closing date described herein. The Company warrants that all rent, taxes, levees, fees, dues and

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payables shall be paid by the Company for the lease, and the business of the
Lake Wales Restaurant through June 30, 2001. Thereafter, all such costs of doing business shall be the responsibility of Floridino.

                  (c) The Company assigns to Floridino all right, title, and interest to all recipes, a brief description of each is included as Exhibit C, attached hereto. Floridino shall permit the Company to use the U.S.D.A. recipe for calzones, without charge, for a period of six (6) months from the date of this Agreement. Thereafter, the Company, its subsidiaries, assigns, and successors shall not use this recipe for any reason whatsoever without a license from Floridino which shall be in Floridino's sole discretion to grant.

                  (d) The Company assigns to Floridino all right, title and interest in any and all franchise agreements which the Company is a party. The Company warrants that there are no obligations, costs, or claims by any franchisee against the Company which have not been disclosed to Floridino prior to execution of this Agreement. Floridino is entitled to all accounts receivable from said agreements, owed as of the date of execution of this Agreement forward. Particularly, but not by way of limitation, Floridino is authorized to negotiate, compromise and settle with one or more of the franchisees, a portion or all of any amount owed by the franchisees to the Company. The settlement amount of said settlement(s) shall be applied to the interest first and then to the principal of the Promissory Note made by the Company to Floridino described below.

                  (e) The Company assigns and transfers all right, title, and interest to all restaurant equipment located in the 5,000 square foot storage building owned by the Company located on State Road 33 North next to the U.S.D.A. food plant. The Company warrants that there are no liens, claims, costs, fees, or obligations encumbering the furniture, fixtures and equipment described herein.

                  Further description of said equipment shall be inventoried by Floridino within ten (10) days of the signing of this Agreement and such inventory shall be verified by the Company and made a part hereof to this Agreement.

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                  (f)      The Company shall make in favor of Floridino, a
promissory note in form and substance attached hereto as Exhibit A in the sum of $27,000 representing the Company's repayment of loans from Floridino to the Company.

                  (g) The assets and other items to be transferred and/or assigned by the Company to Floridino in section (a) through (f) shall be referred to as "assets" for the purpose of this assignment, subject to any offsets as described in subparagraph 3 (d) herein.

         4. NON-COMPETE. The parties acknowledge that the Company owns and operates one retail restaurant in New York City and manufactures and sells calzones, pizzas and other Italian food products ("Products") for sale to customers in the United States. The Company agrees that except for the ownership and operation of its New York restaurant and the sale of Products to customers in the United States, it will not directly compete with the restaurant business owned by Floridino at any time for a period of three (3) years from the date of this Agreement. It will not directly compete in the following states of the United States: Florida, Arizona, Iowa, Oklahoma, Texas. It is understood and agreed by the parties that 50,000 shares of the net total 350,000 shares transferred by Floridino to the Company are designated specifically for the consideration for this non-compete agreement.

         5. LOCK-UP. Floridino agrees that the 174,500 shares to be issued by the Company's Transfer Agent in his name, less 15,000 shares to be sold by him in a private transaction, shall remain subject to and bound by all of the terms and conditions of that certain "Lock-Up" Agreement dated August 15,2000 between Floridino and the Company, which "Lock-Up" Agreement shall remain in effect until August 15,2003. Such lock-up shall be reflected in the books and records of the Transfer Agent and shall be indicated on each restricted certificate issued to Floridino. The 15,000 shares described above may be transferred without restriction. These non-restricted shares shall not have any restrictive language on the certificates except for standard language evidencing restrictions imposed by Rule 144 of the Securities Act of 1933, as amended.

         6. AUTHORITY. All corporate action on the part of the Company and its Board of Directors necessary for the authorization, execution, and delivery of this Agreement, and the performance of all obligations of the Company hereunder have been obtained. This Agreement

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constitutes a valid and legally binding obligation of the parties enforceable against the other in accordance with its terms (except as such enforce-ability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights).

         7. GENERAL RELEASE. The parties shall sign at closing a Mutual General Release in the form and substance as attached hereto as Exhibit "E".

         8. CONFIDENTIALITY. All parties agree to keep this Agreement confidential unless required to disclose the terms hereof pursuant to any applicable state or federal securities laws.

         9. GOVERNING LAW. This Agreement will be governed and construed in accordance with laws of the State of Florida.

         10. ARBITRATION. Any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association before a single arbitrator. The decision or award of the arbitrator shall be final and binding upon the parties. Any award may be entered as a judgment or order in any court of competent jurisdiction.

         11. MODIFICATION. This Agreement may be modified or amended only by an instrument in writing signed by all the parties.

         12. WAIVER. No party waives any rights or obligations of another party or any provisions of this Agreement except by an instrument in writing signed by that party.

         13. CLOSING DATE/LOCATION. The closing date is June 29,2001 and shall be held at the offices of Michelle Kramish Kain, P. A.., 750 Southeast Third Avenue, suite 100, Ft. Lauderdale, Florida 33316-1153.

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         14.      ENTIRE AGREEMENT. This Agreement contains the entire
understanding of the parties with respect to the subject matter of the Agreement and it supercedes all prior understandings and agreements, whether written or oral, and all prior dealings of the parties with respect to the subject matter hereof.

         WHEREFORE, the parties have freely executed this Agreement on the date set forth above.

FLORIDINO'S INTERNATIONAL HOLDINGS, INC.

By: /s/ Nick Pirgousis                          /s/ Michael Floridino
    ------------------------------              --------------------------------
        Nick Pirgousis, Chairman                    Michael Floridino

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